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                                                                     EXHIBIT 4.2

                        FIRST AMENDMENT TO FIFTH AMENDED
                           AND RESTATED LOAN AGREEMENT


        This FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment") dated as of October 1, 1997, is between Bank of America National Trust and Savings Association (the "Bank") and Ducommun Incorporated, a Delaware corporation (the "Borrower").

                                    RECITALS

        A. The Bank and the Borrower entered into a certain Fifth Amended and Restated Loan Agreement dated as of June 23, 1997 (the "Agreement").

        B. The Bank and the Borrower desire to amend the Agreement.

                                    AGREEMENT

        1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

        2. Amendments. The Agreement is hereby amended as follows:

               2.1 In Paragraph 6.10, the following is added at the conclusion of such Paragraph:

                      "The EBITA used to determine the Leverage Ratio will be
               calculated at the end of each fiscal quarter, using the results of that quarter and each of the three immediately preceding quarters."

               2.2 In Paragraph 7.1(a), the reference to Paragraph 7.1(g) is amended to read "Paragraph 7.1(i)."

        3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment,
(c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.



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        4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

        This Amendment is executed as of the date stated at the beginning of this Amendment.


BANK OF AMERICA NATIONAL                    DUCOMMUN INCORPORATED
TRUST AND SAVINGS ASSOCIATION


By       /s/ J. Thomas Fagan             By      /s/ K. R. Pearson
       -------------------------            -----------------------------------
        J. Thomas Fagan                          Kenneth R. Pearson
        Vice President                           Vice President - Human
                                                 Resources and Assistant
                                                 Secretary


                                         By      /s/ J. S. Heiser
                                            -----------------------------------
                                                 James S. Heiser
                                                 Vice President,
                                                 Treasurer, Secretary
                                                 and Chief Financial
                                                 Officer




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